Exhibit 99.1

MIHI and Advanced Medical Pricing Solutions (AMPS) Announce Strategic Relationship; Companies Begin Development of Hispanic-based Health Care Sharing Organization (HCSO)

MIHI will significantly benefit in time to market and cost by utilizing AMPS specialized healthcare cost containment solutions. AMPS Care Navigators will direct HCSO members to timely and cost effective medical services

DULUTH, Georgia, January 31, 2018 /PRNewswire/ --

Medical Innovation Holdings, Inc. (“MIHI” or the “Company”) (OTC: MIHI), and AMPS are announcing today that they have signed a Memo of Understanding (MOU) outlining the roles each company will support in specific initiatives allowing both companies access and acceleration to markets.

AMPS will provide market leading healthcare cost containment solutions and services for the rollout of the MIHI HealthCare Sharing Organization (HCSO), a member-based coverage model. AMPS’ mission is uniquely suited to MIHI’s needs for national coverage. Mike Dendy, CEO AMPS, states “we provide services designed and developed to help clients attain their goals of materially reducing healthcare costs while keeping participant members satisfied with quality healthcare benefits and optimized financial outcomes.”

The Company plans to market to the 58 million Hispanics in the USA a health care sharing model that reduces the costs of coverage while providing quality and timely access to health care services. MIHI will utilize the health care navigator services from AMPS to direct their members to appropriate and timely care on a national basis.

“Utilizing a private coverage platform along with a private build out of a national care model places us in a very competitive position. AMPS is a cost containment solution that if utilized properly we can achieve substantial savings and provide more benefits to our members. Because of AMPS’ solutions we can get there faster, easier, better, and less expensive than if we opted to go it alone,” states Jake Sanchez, CEO MIHI.

The Company will begin a development process that will encompass business practices and work flow, systems architectural framework and development of the systems. Once the Company reaches the development phase it will then launch its marketing campaign. Expect more announcements on the development platform soon to come.

About Advanced Medical Pricing Solutions

Advanced Medical Pricing Solutions (AMPS) provides market leading healthcare cost containment services for self-funded employers, public entities, municipalities, labor unions, brokers, consultants, TPAs, payers, reinsurers, and HMOs. Our mission is to provide outstanding services to our clients to help them attain their goals of materially reducing healthcare costs while keeping their members satisfied with quality healthcare benefits. AMPS partners with clients on a three-step strategic plan over 2-4 years to gradually reduce health care costs while assuring quality care and minimizing employee disruption.

For more information on AMPS, please visit the Company’s website at

http://advancedpricing.com/?nab=1

About Medical Innovation Holdings, Inc.

MIHI, a Colorado-based publicly traded company, owns and operates strategically aligned health care service companies focused on the delivery of clinical virtual medicine (health) as a way of bringing quality medical care to all areas of need including rural and underdeveloped areas across the country. Through our wholly owned subsidiary, 3Point Care, we provide personalized high-tech high-touch telemedicine encounters pairing our virtual health specialty doctors with traditional primary doctors utilizing nextgen virtual health technologies in order to connect a patient with a multi-disciplinary specialty clinical healthcare practice. Through our other companies and relationships, we offer Affordable Care Organization (ACO) support, wellness and prevention, lab analysis and lab services, and remote diagnostic monitoring.

We serve a number of constituents and stakeholders interested in reducing the cost of care, enhancing the quality of care, promoting access to care, and maintaining the continuum of care.

For more information on MIHI, please visit the Company’s website at http://www.medicalinnovationholdings.com

To be added to the Company investor email list, please email investor@MedicalInnovationHoldings.com with MIHI in the subject line.

To leave a message please call +1-866-883-3793 for Investor Relations

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity.

We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

News Release
Investor Contacts:
+1-866-883-3793
investor@medicalinnovationholdings.com

SOURCE Medical Innovation Holdings, Inc.